The Alkaline Water Company Announces 15 for-1 Reverse Stock Split

Company Aims to Satisfy Nasdaq's Minimum Bid Price Continued Listing Requirement

SCOTTSDALE, Arizona, (April 4, 2023) - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company), the nation's largest independent alkaline water company and the Clean Beverage® company, today announced that its board of directors approved a 15-for-1 reverse stock split of the Company's authorized and issued and outstanding shares of common stock, which will be effective under Nevada law on April 5, 2023. The Company's common stock will continue to trade on The Nasdaq Capital Market under the current trading symbol, "WTER," and will be open for trading on a split-adjusted basis on April 5, 2023.

As a result of the reverse stock split, the Company's authorized common stock will decrease from 200,000,000 shares of common stock, with a par value of US$0.001 per share, to 13,333,333 shares of common stock, with a par value of US$0.001 per share, and the number of the Company's issued and outstanding shares of common stock is expected to decrease from approximately 152,080,692 to approximately 10,138,713. Any fractional shares resulting from the reverse stock split will be rounded up to the next nearest whole number.

The Company's authorized preferred stock will not be affected by the reverse stock split and will continue to be 100,000,000 shares of preferred stock, with a par value of US$0.001 per share.

The Company is effectuating the reverse stock split to increase the per share trading price of the Company's common stock in order to satisfy the US$1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market.

In association with the reverse stock split, the Company's CUSIP number will change to 01643A306 as of April 5, 2023. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders with shares held electronically in book-entry form need not take any action to obtain post-split shares. Stockholders who own shares via a bank, broker, or other nominee will experience an automatic adjustment of their positions to reflect the reverse stock split, subject to the specific processes of particular banks, brokers or other nominees. For stockholders in possession of physical stock certificates, the Company's transfer agent, Transhare, will provide instructions detailing how to exchange those certificates for electronically held shares in book-entry form or new certificates, both of which will represent the adjusted number of shares post-split.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, that the Company aims to satisfy Nasdaq's minimum bid price continued listing requirement; and that the Company is effectuating the reverse stock split to increase the per share trading price of the Company's common stock in order to satisfy the US$1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The material assumptions supporting these forward-looking statements include, among others, that the Company's per share stock will increase in proportion to the reverse stock split or at least to the level to satisfy the US$1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market; that the Company will be able to comply with all other continued listing requirements of The Nasdaq Capital Market; and that the Company will be able to obtain additional capital to satisfy the capital expenditure requirements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations, and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.